Exhibit 23.4

Consent of Independent Petroleum Consultants

We hereby consent to the use of our reports relating to the proved oil and gas reserves of Petroleum Development Corporation (the “Company”), to the information derived from such reports and to the reference to this firm as an expert in the Form S-4 registration statement and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates.

By:	D. Randall Wright President

Wright & Company, Inc.

Brentwood, Tennessee

April 18, 2008